Exhibit 99.1

First Data Reports Second Quarter 2012 Financial Results

•                  Second quarter 2012 consolidated revenue of $2.7 billion, down 2%; adjusted revenue of $1.7 billion, up 3%

•                  Second quarter net loss attributable to First Data improved $18 million to $157 million; adjusted EBITDA of $621 million, up 11%

•                  Ended the quarter with $1.7 billion in unrestricted liquidity

ATLANTA, Aug. 1, 2012 — First Data Corporation today reported its financial results for the second quarter ended June 30, 2012. Consolidated revenue for the second quarter was $2.7 billion, down $64 million, or 2%, compared to a year ago on a $92 million decline in debit network fees partially offset by an increase in merchant acquiring revenue. Debit network fees are passed directly to customers and therefore did not impact operating income. Adjusted revenue, which excludes certain items including debit network fees, increased $43 million, or 3% year-over-year to $1.7 billion.

For the second quarter, the net loss attributable to First Data was $157 million, compared to a loss of $176 million a year ago. The change was largely driven by a $56 million improvement in operating income, offset by higher interest rate hedge losses. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $621 million, up $60 million, or 11%, compared to $561 million in the second quarter of 2011, driven by revenue growth in the U.S. business and lower overall expense.

For the quarter, First Data generated $449 million in operating cash flow, after a $254 million increase in interest payments. The company finished the quarter with $1.7 billion in unrestricted liquidity—$223 million in cash available for corporate use plus $1.5 billion under the revolving credit facility.

“For a third consecutive quarter, First Data grew adjusted EBITDA at a double-digit rate on continued merchant acquiring growth and cost management,” said Chief Executive Officer Jonathan J. Judge. “There are tremendous opportunities to continue to grow this business through both mobile payments and emerging markets. With our strong customer relationships, distribution channels, assets and people, we are well-positioned to benefit from the changes occurring in the payments space.”

Segment Results

Retail and Alliance Services segment revenue for the second quarter was $914 million, up $70 million, or 8%, compared to $844 million in 2011. Merchant revenue was up 11% driven by lower debit interchange rates, new processing revenue from the Bank of America Merchant Services alliance and volume growth. Transaction growth was 3%, credit mix was 72% and regional average ticket was $68, down slightly compared to a year ago. Product revenue was up 1% as growth in prepaid open-loop and equipment leasing was offset by declining check-processing as consumers migrate from checks to electronic payments. Segment EBITDA was $415 million, up $63 million, or 18%, compared to 2011 driven primarily by revenue growth. Margin for the second quarter improved to 45%, up 400 basis points. During the quarter, Retail and Alliance Services added 6 bank referral agreements, 1 new revenue sharing agreement and 13 new independent sales organizations.

Financial Services segment revenue for the second quarter was $349 million, up $4 million, or 1%, compared to $345 million in the same quarter of 2011, as new business and volume growth offset lost business and price compression. Active card accounts on file were up 17% compared to the prior year, primarily driven by a new customer conversion. Debit issuer transactions were down 5%, impacted by a large customer deconversion. Absent this impact, debit issuer transactions were up 14% on new STAR network business and continued growth from existing customers. Segment EBITDA was $150 million, up $8 million, or 5%, compared to $142 million in 2011. Margin for the second quarter improved to 43%. During the quarter, Financial Services renewed more than 420 contracts with financial institutions.

International segment revenue for the second quarter was $425 million, down $27 million, or 6%, compared to $451 million in the prior year. On a constant currency basis, segment revenue was up 1%. Merchant acquiring revenue, on a constant currency basis, grew 3% on higher transaction volumes and growth in terminal sales in Latin America partially offset by exiting lower margin business. Issuing revenue, on a constant currency basis, declined 1% as lost business and product mix shifts away from lower margin revenue was partially offset by new business and a software license fee. Segment EBITDA was $118 million, down $2 million or 1%, compared to $119 million in 2011 and reflects a $7 million unfavorable impact from foreign currency. Margin improved to 28%, up 200 basis points.

Recent Events

First Data Acquires Remaining Equity Stake in OmniPay from FEXCO

On April 30, 2012, First Data and FEXCO, a specialist provider of financial transaction processing, foreign exchange and outsourcing services, announced an agreement whereby First Data acquired FEXCO’s equity stake in OmniPay, a global provider of card and electronic payment processing services to merchant acquiring banks, bringing First Data’s ownership to 100 percent.  The OmniPay platform will support First Data’s alliances and other strategic business units as part of the company’s technology portfolio.

First Data OfferWise Solution Enables Universal Commerce for Offer Publishers and Merchants

On June 18, 2012, First Data announced the extension of the First DataSM OfferWiseSM solution to all offer publishers and the first wave of First Data’s network of more than four million U.S. merchant locations. Over 500,000 merchant locations are now enabled to leverage the OfferWise solution for customized offers programs and other electronic incentive solutions, with more than 100 publishers using the platform to develop innovative, card-linked services. Introduced in February, the First Data OfferWise solution is an open platform that dramatically simplifies the offer redemption process and creation of card-linked services for consumers and merchants.

Scoutmob Continuing to Disrupt Local Mobile Discovery with First Data Payments Integration

On May 24, 2012, Scoutmob announced it is teaming up with First Data to help close the loop between offer, purchase and loyalty for local merchants. Combining Scoutmob’s strength in mobile offers with First Data’s strength in payment technology presents a powerful opportunity to innovate the way that consumers interact at the point of sale. The partnership with First Data gives Scoutmob the potential to work with First Data’s network of over four million U.S. merchant relationships, allowing Scoutmob to link the consumer’s intent to their resulting purchase with the First Data OfferWise solution.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, Aug. 1, 2012 at 10 a.m. EDT to review second quarter 2012 financial results. First Data Chief Financial Officer Ray Winborne will lead the call and will be joined by Chief Executive Officer Jonathan J. Judge.

The webcast of the call and accompanying slide presentation will be available on the “Investor Relations” section of the First Data website at investor.firstdata.com.

To listen to the call, dial 888-771-4371 (U.S.) or 847-585-4405 (outside the U.S.); pass code 32545075, at least 10 minutes prior to the start of the call.

A replay of the call will be available through Aug. 31, 2012, at 888-843-7419 (U.S.) or 630-652-3042 (outside the U.S.); pass code 32545075# and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended June 30,
	2012	2011	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$987.4	$939.5	5%
Check services	78.4	84.5	-7%
Card services	437.9	439.2	0%
Other services	118.5	130.2	-9%
Product sales and other	217.0	217.4	0%
Reimbursable debit network fees, postage and other	846.3	939.0	-10%
	2,685.5	2,749.8	-2%

Expenses:
Cost of services (exclusive of items shown below)	713.4	719.5	-1%
Cost of products sold	86.2	92.5	-7%
Selling, general and administrative	458.9	438.6	5%
Reimbursable debit network fees, postage and other	846.3	939.0	-10%
Depreciation and amortization	294.5	329.8	-11%
Other operating expenses:
Restructuring, net	13.2	18.4	NM
Impairments	5.1	—	NM
	2,417.6	2,537.8	-5%
Operating profit	267.9	212.0	26%

Interest income	1.7	1.9	-11%
Interest expense	(480.7)	(462.3)	4%
Other income (expense) (b)	(22.6)	(1.4)	NM
	(501.6)	(461.8)	9%

Loss before income taxes and equity earnings in affiliates	(233.7)	(249.8)	-6%

Income tax benefit	(74.7)	(88.1)	-15%
Equity earnings in affiliates (a)	44.0	33.5	31%
Net loss	(115.0)	(128.2)	-10%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	42.4	47.6	-11%
Net loss attributable to First Data Corporation	$(157.4)	$(175.8)	-10%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Six months ended June 30,
	2012	2011	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,907.9	$1,772.5	8%
Check services	156.4	168.5	-7%
Card services	867.8	868.8	0%
Other services	243.4	266.6	-9%
Product sales and other	420.4	414.3	1%
Reimbursable debit network fees, postage and other	1,653.6	1,803.3	-8%
	5,249.5	5,294.0	-1%

Expenses:
Cost of services (exclusive of items shown below)	1,408.8	1,436.0	-2%
Cost of products sold	171.2	183.3	-7%
Selling, general and administrative	905.4	850.3	6%
Reimbursable debit network fees, postage and other	1,653.6	1,803.3	-8%
Depreciation and amortization	603.6	671.6	-10%
Other operating expenses:
Restructuring, net	16.9	31.0	NM
Impairments	5.1	—	NM
	4,764.6	4,975.5	-4%
Operating profit	484.9	318.5	52%

Interest income	4.2	3.8	11%
Interest expense	(941.8)	(904.6)	4%
Other income (expense) (b)	(30.8)	(27.7)	NM
	(968.4)	(928.5)	4%

Loss before income taxes and equity earnings in affiliates	(483.5)	(610.0)	-21%

Income tax benefit	(182.9)	(236.1)	-23%
Equity earnings in affiliates (a)	71.5	61.2	17%
Net loss	(229.1)	(312.7)	-27%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	80.8	80.2	1%
Net loss attributable to First Data Corporation	$(309.9)	$(392.9)	-21%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended June 30,
	2012	2011	Change
Segment Revenues (c):
Retail and Alliance Services	$913.9	$843.7	8%
Financial Services	348.7	344.6	1%
International	424.6	451.5	-6%
Subtotal segment revenues	1,687.2	1,639.8	3%
All Other and Corporate	32.8	37.1	-12%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(5.6)	(3.9)	NM
Eliminations of intersegment revenues	(15.3)	(16.8)	NM
Adjusted revenue	1,699.1	1,656.2	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	15.6	50.1	NM
Official check and money order revenues (d)	5.6	3.9	NM
ISO commission expense (g)	118.9	100.6	NM
Reimbursable debit network fees, postage and other	846.3	939.0	-10%
Consolidated revenues	$2,685.5	$2,749.8	-2%

Segment EBITDA (h):
Retail and Alliance Services	$415.2	$352.2	18%
Financial Services	150.3	142.5	5%
International	117.5	119.1	-1%
Subtotal segment EBITDA	683.0	613.8	11%
All Other and Corporate	(62.0)	(52.7)	18%
Adjusted EBITDA	621.0	561.1	11%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	3.4	10.9	NM
Depreciation and amortization	(294.5)	(329.8)	-11%
Interest expense	(480.7)	(462.3)	4%
Interest income	1.7	1.9	-11%
Other items (i)	(52.3)	(22.5)	NM
Income tax benefit	74.7	88.1	-15%
Stock based compensation	(3.4)	(4.4)	-23%
Official check and money order EBITDA (d)	3.1	1.2	NM
Costs of alliance conversions (j)	(22.2)	(6.7)	NM
KKR related items (k)	(8.4)	(9.8)	NM
Debt issuance costs (l)	0.2	(3.5)	NM
Net loss attributable to First Data Corporation	$(157.4)	$(175.8)	-10%

Segment depreciation and amortization (a):
Retail and Alliance Services	$129.4	$138.6	-7%
Financial Services	82.0	89.0	-8%
International	69.7	81.9	-15%
Subtotal segment depreciation and amortization	281.1	309.5	-9%
All Other and Corporate	10.2	9.5	7%
	291.3	319.0	-9%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	24.6	28.8	NM
Amortization of initial payments for new contracts	11.9	10.1	18%
Total consolidated depreciation and amortization	$327.8	$357.9	-8%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six months ended June 30,
	2012	2011	Change
Segment Revenues (c):
Retail and Alliance Services	$1,761.2	$1,608.5	9%
Financial Services	694.3	682.2	2%
International	829.5	866.8	-4%
Subtotal segment revenues	3,285.0	3,157.5	4%
All Other and Corporate	68.7	76.9	-11%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(9.6)	(6.8)	NM
Eliminations of intersegment revenues	(29.6)	(34.1)	NM
Adjusted revenue	3,314.5	3,193.5	4%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	36.7	98.1	NM
Official check and money order revenues (d)	9.6	6.8	NM
ISO commission expense (g)	235.1	192.3	NM
Reimbursable debit network fees, postage and other	1,653.6	1,803.3	-8%
Consolidated revenues	$5,249.5	$5,294.0	-1%

Segment EBITDA (h):
Retail and Alliance Services	$767.2	$637.7	20%
Financial Services	307.7	279.2	10%
International	212.9	210.8	1%
Subtotal segment EBITDA	1,287.8	1,127.7	14%
All Other and Corporate	(116.1)	(98.8)	18%
Adjusted EBITDA	1,171.7	1,028.9	14%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	(0.3)	24.1	NM
Depreciation and amortization	(603.6)	(671.6)	-10%
Interest expense	(941.8)	(904.6)	4%
Interest income	4.2	3.8	11%
Other items (i)	(66.3)	(66.9)	NM
Income tax benefit	182.9	236.1	-23%
Stock based compensation	(7.0)	(8.5)	-18%
Official check and money order EBITDA (d)	4.8	1.3	NM
Costs of alliance conversions (j)	(33.7)	(13.0)	NM
KKR related items (k)	(16.8)	(19.0)	NM
Debt issuance costs (l)	(4.0)	(3.5)	NM
Net loss attributable to First Data Corporation	$(309.9)	$(392.9)	-21%

Segment depreciation and amortization (a):
Retail and Alliance Services	$266.0	$294.3	-10%
Financial Services	171.9	175.7	-2%
International	143.3	155.9	-8%
Subtotal segment depreciation and amortization	581.2	625.9	-7%
All Other and Corporate	23.1	21.9	5%
	604.3	647.8	-7%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	51.2	57.5	NM
Amortization of initial payments for new contracts	21.7	19.7	10%
Total consolidated depreciation and amortization	$677.2	$725.0	-7%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)

Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees” and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $21.4 million and $51.9 million for the three and six months ended June 30, 2012, respectively, and $18.0 million and $33.7 million for the three and six months ended June 30, 2011, respectively.

(b)

Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses) and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)

Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.
(e)	Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.
(f)

Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.

(g)

Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)

Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)

Includes restructuring, litigation and regulatory settlements and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)

Costs of alliance conversions primarily represent costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms for the three and six months ended June 30, 2011. Effective October 1, 2011, First Data and Bank of America N.A. (“the Bank”) jointly decided to have First Data operate the Bank’s legacy settlement platform. Costs associated with the revised strategy are also included in this line item.

(k)	Represents KKR annual sponsorship fees for management, financial and other advisory services.
(l)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2012	2011
	(Unaudited)

Cash and cash equivalents	$483.5	$485.7
Current settlement assets	11,757.9	10,658.3
Long-term settlement assets	99.8	181.0
Total assets	40,657.6	40,276.3

Short-term and current portion of long-term borrowings	102.2	133.4
Settlement obligations	11,855.3	10,837.8
Long-term borrowings	22,514.4	22,521.7
Total liabilities	37,629.1	36,800.9

Redeemable Noncontrolling Interest	67.0	67.4

Total First Data Corporation stockholder’s (deficit) equity	(295.1)	96.6
Noncontrolling interests	3,256.6	3,311.4
Total equity	2,961.5	3,408.0

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,	Three months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Source/(Use) of cash
Net cash provided by operating activities	$448.9	$526.4	$394.7	$634.8
Net cash used in investing activities	(78.2)	(118.6)	(189.1)	(226.4)
Net cash used in financing activities	(215.3)	(130.3)	(210.1)	(309.0)

Supplemental cash flow data
Cash interest payments on long-term debt (a)	415	161	910	514

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2012 and 2013 (a) (b)

Estimated
cash interest payments
on Long-term Debt (c)
Three months ended	(Unaudited)
March 31, 2012 (actual)	$495
June 30, 2012 (actual)	415
September 30, 2012	505
December 31, 2012	380
$1,795

Year ended December 31, 2013	$1,670

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)

This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)

The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash.  These amounts represent the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2012 and 2013 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of June 30, 2012, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,080.6 million, Consolidated EBITDA of $2,895.3 million and a Ratio of 4.17 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended June 30, 2012
Net loss attributable to First Data Corporation	$(433.1)
Interest expense, net (1)	1,862.0
Income tax benefit	(216.9)
Depreciation and amortization (2)	1,296.4
EBITDA (16)	2,508.4

Stock based compensation (3)	15.4
Restructuring, net (4)	42.3
Divestitures, net (5)	(58.3)
Derivative financial instruments (gains) and losses (6)	(19.4)
Official check and money order EBITDA (7)	(3.0)
Cost of alliance conversions and other technology initiatives (8)	55.2
KKR related items (9)	23.4
Debt issuance costs (10)	3.7
Projected near-term cost savings and revenue enhancements (11)	158.0
Net income attributable to noncontrolling interests and redeemable noncontrolling interests (12)	180.6
Equity entities taxes, depreciation and amortization (13)	15.4
Non-operating foreign currency (gains) and losses (14)	(39.7)
Other (15)	13.3
Consolidated EBITDA (16)	$2,895.3

(1)	Includes interest expense and interest income.
(2)

Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $44.5 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $74.9 million.

(3)	Stock based compensation recognized as expense.
(4)	Restructuring charges in connection with management’s alignment of the business with strategic objectives and employee reduction and certain employee relocation efforts in Germany.
(5)	Due mostly to a gain recognized upon disposition of the Company’s controlling interest in a business, in connection with the formation of an alliance.
(6)	Represents fair market value adjustments for cross currency swaps and interest rate swaps that are not designated as accounting hedges.
(7)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to FDC’s wind down of these businesses.
(8)

Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.  Effective October 1, 2011, First Data and Bank of America N.A. (“the Bank”) jointly decided to have First Data operate the Bank’s legacy settlement platform. Costs associated with the revised strategy are also included in this line item.

(9)	Represents KKR annual sponsorship fees for management, financial and other advisory services.
(10)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.
(11)

Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis.  Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(12)	Net income attributable to noncontrolling interests and redeemable noncontrolling interests in restricted subsidiaries.
(13)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.
(14)	Includes net gains and losses related to the fair value adjustments of FDC’s intercompany loans and its euro-denominated debt.
(15)	Includes items such as litigation and regulatory settlements, impairments and other as applicable to the period presented.

(16)

EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 8 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments.  Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.  Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future.  Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues.  Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA.  Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates.  Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended June 30,
	2012	2011	Change
International
Segment revenue	$424.6	$451.5	-6%
Foreign exchange impact (1)	31.2	—
Segment revenue on a constant currency basis	$455.8	$451.5	1%

	Three months ended June 30,
	2012	2011	Change
International
Segment revenue - merchant acquiring	$197.0	$206.9	-5%
Foreign exchange impact (1)	16.5	—
Segment revenue - merchant acquiring on a constant currency basis	$213.5	$206.9	3%

	Three months ended June 30,
	2012	2011	Change
International
Segment revenue - card issuing	$227.6	$244.6	-7%
Foreign exchange impact (1)	14.7	—
Segment revenue - card issuing on a constant currency basis	$242.3	$244.6	-1%

(1) Foreign exchange impact represents the difference between actual 2012 revenue and 2012 revenue calculated using 2011 exchange rates.